EMPLOYMENT AGREEMENT

     AGREEMENT dated as of February 22, 2000 between MELVYN KNIGIN, residing at 400 17th Street, Norwood, New Jersey 07648 ("Executive"), and MOVIE STAR, INC., a New York corporation having its principal office at 136 Madison Avenue, New York, New York 10016 ("Company").

     WHEREAS, Executive has been an employee of the Company since 1987; and

     WHEREAS, the Company and Executive desire to evidence the terms and conditions of Executive's continued employment in writing and to provide for the employment of Executive by the Company on the terms set forth herein;

     IT IS AGREED:

     1. Employment, Duties and Acceptance.

          1.1 The Company hereby employs Executive as its President and Chief Executive Officer ("CEO"). All of Executive's powers and authority in any capacity shall at all times be subject to the direction and control of the Company's Board of Directors. Executive shall report directly to the Board of Directors of the Company.

          1.2 The Board may assign to Executive such general management and supervisory responsibilities and executive duties for the Company or any subsidiary of the Company, including serving as a director, as are consistent with Executive's status as President and CEO. The Company and Executive acknowledge that Executive's primary functions and duties as President and CEO shall be to manage and supervise the overall operations of the Company's business.

          1.3 Executive accepts such employment and agrees to devote substantially all of his business time, energies and attention to the performance of his duties hereunder. Nothing herein shall be construed as preventing Executive from making and supervising personal investments, provided they will not interfere with the performance of Executive's duties hereunder or violate the provisions of paragraph 5.1(F) hereof.

     2. Compensation and Benefits.

          2.1 The Company shall pay to Executive a base salary at the annual rate of $400,000 during the term hereof. Executive's compensation shall be paid in equal, periodic installments in accordance with the Company's normal payroll procedures.

          2.2 The Company shall also pay to Executive such bonuses as may be determined from time to time by the Board of Directors. In connection therewith, the Executive shall be entitled to participate in the senior executive incentive compensation pool as adopted by the Board of Directors on February 22, 2000, and thereafter as in effect from time to time during the term hereof; provided that, notwithstanding any action hereafter taken by the Board of Directors, throughout the initial term and any renewal terms of this Agreement, Executive shall receive incentive compensation as more fully set forth in Schedule A annexed hereto and made a part hereof and on terms no less favorable than the terms of Schedule A and the Senior Executive Incentive Compensation Plan as they exist on March 1, 2000.

          2.3 As additional compensation for services to be rendered by Executive hereunder:

               (A) (i) The Company hereby issues to Executive options to purchase 100,000 shares of Common Stock at a price of $1.0625 per share ("Signing Options"), as evidenced by a Stock Option Agreement of even date herewith between the Company and Executive.

                  (ii) The Company shall also issue to Executive options to purchase an additional 100,000 shares of Common Stock at a price per share equal to the closing market price of the Company's shares on the American Stock Exchange on June 30, 2000 (the "Additional Options" and, together with the "Signing Options," the "Agreement Options"), as evidenced by a second Stock Option Agreement of even date herewith between the Company and Executive.

                  (iii) It is the express intention of the parties that the Agreement Options be granted under the Company's qualified Incentive Stock Option Plan ("ISOP"). The Executive acknowledges that the effectiveness of the 2000 ISOP adopted by the Company's Board of Directors on February 22, 2000 ( a copy of which is annexed hereto as Schedule B) is subject to approval by the Company's shareholders at the next annual meeting of shareholders. The Company agrees to submit the 2000 ISOP for approval by the Company's shareholders at the next annual meeting of the Company's shareholders. In the event the shareholders of the Company fail to approve the 2000 ISOP, the Agreement Options will be issued pursuant to the Company's 1988 Stock Option Plan and will not constitute "qualified" options.

                  (iv) The Company agrees to include the Agreement Options in a registration statement on Form S-8 to be filed with the Securities and Exchange Commission as soon as practicable following the next annual meeting of shareholders of the Company.

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               (B) In consideration for the services to be rendered by Executive hereunder, the Company and Executive shall, simultaneously with the execution of this Agreement, execute and deliver an amendment, in the form annexed hereto as
Exhibit I, to those certain Option Agreements dated January 29, 1997 and
November 5, 1998 (the "Pre-existing Options").

               (C) Notwithstanding the foregoing, (i) in the event of termination of Executive's employment for "Good Reason" (as hereinafter defined in Section 3.6 prior to the time the Pre-existing Options or the Agreement Options are fully vested); or (ii) upon the occurrence of an "Acceleration Event" (as hereinafter defined in Section 2.3(E)), then the portion of the Pre-existing Options and Agreement Options which have not then vested shall become vested as of the date of the termination for "Good Reason" or the "Acceleration Event", as the case may be.

               (D) Notwithstanding the foregoing, in the event of termination of Executive's employment without "Cause" (as defined in Section 3.4) prior to the time the Pre-existing Options or the Agreement Options are fully vested and an "Acceleration Event" shall occur within six months following the date of such termination without "Cause", then the portion of the Pre-existing Options and Agreement Options which have not then vested shall become vested as of the date of the "Acceleration Event".

               (E) For the purposes of this Agreement, "an Acceleration Event" shall mean a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Securities Exchange Act of 1934, as amended (the "Act"), whether or not the Company is then subject to such reporting requirement; provided, however, that, without limitation, such a Change in Control shall be deemed to have occurred if, (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the
Act), directly or indirectly, of securities of the Company representing 28% or more of the combined voting power of the Company's then outstanding securities without the prior approval of at least two thirds of the members of the Company's Board of Directors (the "Board") in office immediately prior to such person attaining such percentage interest; (ii) the Company is a party to a merger, consolidation, sale of assets or other transaction, or a proxy contest, as a consequence of which members of the Board in office immediately prior to such transaction or event constitute less than a majority of the Board thereafter; or (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board (including for this purpose any new director whose election or nomination for election by the Company's stockholders was approved by a vote of at least two- thirds of the directors then still in office, other than Executive, who were directors

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at the beginning of such period) cease, for any reason, to constitute a majority of the Board.

               2.4 The Company shall, at its own cost and expense, maintain (i) a policy of life insurance on the life of the Executive which will provide a death benefit to the Executive's beneficiary in the amount of $1,500,000 and which will be owned by Executive; (ii) a policy of disability insurance which will provide a benefit of $10,000 per month payable to Executive until Executive attains the age of sixty- two and which will be owned by Executive; and (iii) such group medical insurance covering Executive and Executive's dependent family members and such other benefits as are generally afforded to other senior executives of the Company, subject to applicable waiting periods and other conditions. Provided that Executive is still employed by the Company on the date he attains age 62 and Executive thereafter retires from such employment, Executive shall be entitled to participate in the Company's Retired Senior Executive Medical Plan in accordance with all of the terms and conditions thereof and contained in the letter from David M. Hogan to Thomas Rende dated August 2, 1999 (copies of which are annexed hereto as Exhibit II), except that
(i) no further approval of the Compensation Committee of the Board of Directors shall be necessary for such participation and (ii) the Retired Senior Executive Medical Plan shall at all times provide benefits to Executive and Executive's dependent family members no less favorable than are provided to senior executives and retired senior executives of the Company on March 1, 2000.

               2.5 Executive shall be entitled to four weeks of vacation in each calendar year and to a reasonable number of other days off for religious and personal reasons.

               2.6 The Company shall provide Executive with a suitable leased automobile for business use and shall pay for all other costs associated with the use of the vehicle, including insurance costs, repairs and maintenance. The Company shall not be required to expend more than $1,200 per month for the costs of leasing such automobile. The costs associated with Executive's automobile shall be considered taxable income to Executive, except to the extent that it is documented to have been used by him for business purposes.

               2.7 The Company will pay or reimburse Executive for all transportation, hotel and other expenses reasonably incurred by Executive on business trips and for all other ordinary and reasonable out-of-pocket expenses actually incurred by him in the conduct of the business of the Company against itemized vouchers submitted with respect to any such expenses and approved in accordance with customary procedures.

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          2.8 Executive acknowledges that he will be obligated to render services hereunder wherever such services are reasonably required by the Company, which may necessitate substantial travel by Executive.

          2.9 The provisions of this paragraph 2 shall survive the termination of this Agreement for any reason.

      3. Term and Termination.

          3.1 The term of this Agreement commences as of July 1, 1999 and shall continue until June 30, 2001, unless sooner terminated as herein provided.

          3.2 If Executive dies during the term of this Agreement, this Agreement shall thereupon terminate, except that the Company shall pay to the legal representative of Executive's estate (i) the base salary due Executive pursuant to paragraph 2.1 hereof through the date of Executive's death, (ii) if death occurs between July 1 and December 31, one-half of the bonus payments calculated in accordance with paragraph 2.2 for the year in which Executive dies, and the entire amount of the bonus payments, if death occurs between January 1 and June 30, (iii) all earned and previously approved but unpaid bonuses, (iv) all valid expense reimbursements through the date of the termination of this Agreement, (v) all accrued but unused vacation pay, (vi) all costs, if any, associated with terminating the lease for Executive's automobile, and (vii) Executive shall retain his rights under paragraph 2.3 hereof and under the Stock Option Agreements executed simultaneously herewith.

          3.3 The Company, by notice to Executive, may terminate this Agreement if Executive shall fail because of illness or incapacity to render, for one hundred and eighty consecutive (180) calendar days in any consecutive twelve calendar month period, services of the character contemplated by this Agreement. Notwithstanding such termination, the Company shall pay to Executive (i) the base salary due Executive pursuant to paragraph 2.1 hereof through the date of such notice, less any amount Executive receives for such period from any Company- sponsored or Company-paid source of insurance, disability compensation or government program, (ii) if the disability commences between July 1 and December 31, one-half of the bonus payments calculated in accordance with paragraph 2.2 for the year in which the disability commenced, and the entire amount of the bonus payments, if the disability commences between January 1 and June 30, (iii) all earned and previously approved but unpaid bonuses, (iv) all valid expense reimbursements through the date of the termination of this Agreement and all costs, if any, associated with terminating or transferring the lease for Executive's automobile, (v) all accrued but unused vacation pay, and
(vi) Executive shall retain his rights under paragraph 2.3 hereof and under the Stock Option Agreements executed simultaneously herewith, in accordance with their terms.

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          3.4 The Company, by notice to Executive, may terminate this Agreement for cause. As used herein, "Cause" shall mean: (a) the refusal, or failure resulting from the lack of good faith efforts, by Executive to carry out specific directions of the Board which are of a material nature and consistent with his status as President and CEO, or the refusal, or failure resulting from the lack of good faith efforts, by Executive to perform a material part of Executive's duties hereunder; (b) the commission by Executive of a material breach of any of the provisions of this Agreement; (c) fraud or dishonest action by Executive in his relations with the Company or any of its subsidiaries or affiliates, or with any customer or business contact of the Company or any of its subsidiaries or affiliates ("dishonest" for these purposes shall mean Executive's knowingly making a material misstatement or omission, or knowingly committing a material improper act, for his personal benefit); or (d) the conviction of Executive of any crime involving an act of moral turpitude. Notwithstanding the foregoing, no "Cause" for termination shall be deemed to exist with respect to Executive's acts described in clauses (a) or (b) above, unless the Company shall have given written notice to Executive specifying the "Cause" with reasonable particularity and, within thirty (30) calendar days after such notice, Executive shall not have cured or eliminated the problem or thing giving rise to such "Cause;" provided, however, that a repeated breach after notice and cure of any provision of clauses (a) or (b) above involving the same or substantially similar actions or conduct, shall be grounds for termination for "Cause" without any additional notice from the Company.

          3.5 If Executive's employment hereunder is terminated for any reason, then Executive shall, at the Company's request, resign as a director of the Company and all of its subsidiaries, effective upon the occurrence of such termination.

          3.6 The Executive, by notice to the Company, may terminate this Agreement if a "Good Reason" exists. For purposes of this Agreement, "Good Reason" shall mean the occurrence of any of the following circumstances without the Executive's prior express written consent: (a) a substantial and material adverse change in the nature of Executive's title, duties or responsibilities with the Company that represents a demotion from his title, duties or responsibilities as in effect immediately prior to such change; (b) Executive is not nominated to serve as a director by the Company or is removed from service as a director of the Company; (c) a substantial and material breach of this Agreement by the Company; (d) a failure by the Company to make any payment to Executive when due, unless the payment is not material and is being contested by the Company, in good faith; or (e) a material and adverse change in the compensation or benefits described in Section 2 of this Agreement with which Executive disagrees; provided that the failure or refusal by the Company to offer continued employment to Executive at least six months prior to the expiration of the initial term or any renewal term of this Agreement; and further provided that, if the Company fails or refuses to offer continued

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



employment to the Executive at least six months prior to the expiration of the initial term or any renewal term of this Agreement, (i) "Good Reason" shall not exist by reason of a substantial and material adverse change in the nature of Executive's title, duties or responsibilities with the Company which represents a demotion from his title, duties or responsibilities as in effect immediately prior to such change within six months prior to the expiration of the initial term or any renewal term of this Agreement; and (ii) "Good Reason" shall not exist by reason of Executive's not being nominated by the Company to serve as a director or being removed as a director within six months prior to the expiration of the initial term or any renewal term of this Agreement. Notwithstanding the foregoing, Good Reason shall not be deemed to exist with respect to the Company's acts described in clauses (a), (b), (c), (d) or (e) above, unless the Executive shall have given written notice to the Company specifying the Good Reason with reasonable particularity and, within thirty (30) calendar days after such notice, the Company shall not have cured or eliminated the problem or thing giving rise to such Good Reason; provided, however, that a repeated breach after notice and cure of any provision of clauses (a), (b), (c),
(d) or (e) above involving the same or substantially similar actions or conduct, shall be grounds for termination for Good Reason without any additional notice from the Executive.

          3.7 In the event that Executive terminates this Agreement for Good Reason, pursuant to the provisions of paragraph 3.6, or the Company terminates this Agreement without "Cause," as defined in paragraph 3.4, the Company shall continue to pay to Executive (or in the case of his death, the legal representative of Executive's estate or such other person or persons as Executive shall have designated by written notice to the Company), all payments, compensation and benefits required under paragraph 2 hereof through the term of this Agreement; including, without limitation, incentive compensation as determined in accordance with paragraph 2.2, plus an amount equal to one year's base salary and Executive shall not be subject to the obligations of Section 5.1(F); provided, however Executive's health insurance coverage shall terminate upon the Executive becoming covered under a similar program by reason of employment elsewhere.

          3.8 In the event that, not less than six months prior to the expiration of the initial term or any renewal term (if the parties agree to a renewal term) hereof, the Company does not offer continued employment to Executive or offers such continued employment on terms and conditions less favorable to Executive than those in effect upon the expiration of the then-current term hereof, in addition to all amounts payable to Executive hereunder through the expiration of the then current term, commencing not more than thirty (30) days after the expiration of this Agreement, the Company shall pay to Executive an amount equal to one-half of the annual base salary paid to Executive for the twelve months immediately preceding the expiration of this Agreement. Such amounts shall be paid in six equal monthly installments whether


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or not Executive is otherwise employed and regardless of any other income
Executive may earn and Executive shall not be subject to the obligations of
Section 5.1(F).

     4. Executive Indemnity

          4.1 The Company agrees to indemnify Executive and hold Executive harmless against all costs, expenses (including, without limitation, reasonable attorneys' fees) and liabilities (other than settlements to which the Company does not consent, which consent shall not be unreasonably withheld) (collectively, "Losses") reasonably incurred by Executive in connection with any claim, action, proceeding or investigation brought against or involving Executive with respect to, arising out of or in any way relating to Executive's employment with the Company or Executive's service as a director of the Company; provided, however, that the Company shall not be required to indemnify Executive for Losses incurred as a result of Executive's intentional misconduct or gross negligence (other than matters where Executive acted in good faith and in a manner he reasonably believed to be in and not opposed to the Company's best interests). Executive shall promptly notify the Company of any claim, action, proceeding or investigation under this paragraph and the Company shall be entitled to participate in the defense of any such claim, action, proceeding or investigation and, if it so chooses, to assume the defense with counsel selected by the Company; provided that Executive shall have the right to employ counsel to represent him (at the Company's expense) if Company counsel would have a "conflict of interest" in representing both the Company and Executive. The Company shall not settle or compromise any claim, action, proceeding or investigation without Executive's consent, which consent shall not be unreasonably withheld; provided, however, that such consent shall not be required if the settlement entails only the payment of money and the Company fully indemnifies Executive in connection therewith. The Company further agrees to advance any and all expenses (including, without limitation, the fees and expenses of counsel) reasonably incurred by the Executive in connection with any such claim, action, proceeding or investigation, provided Executive first enters into an appropriate agreement for repayment of such advances if indemnification is found not to have been available.

     5. Protection of Confidential Information; Non-Competition.

          5.1 Executive acknowledges that:

               (A) As a result of his current employment with, and prior retention as an employee of, the Company, Executive has obtained and will obtain secret and confidential information concerning the business of the Company and its subsidiaries and affiliates (referred to collectively in this paragraph 5 as the "Company"), including, without limitation, financial information, designs and other proprietary rights, trade secrets and "know-how," customers and sources ("Confidential Information").

               (B) The Company will suffer substantial damage which will be difficult to compute if, during the period of his employment with the Company or thereafter, Executive should enter a business competitive with the Company or divulge Confidential Information.

               (C) The provisions of this Agreement are reasonable and necessary for the protection of the business of the Company.

               (D) Executive agrees that he will not at any time, either during the term of this Agreement or thereafter, divulge to any person or entity any Confidential Information obtained or learned by him as a result of his employment with, or prior retention by, the Company, except (i) in the course of performing his duties hereunder, (ii) with the Company's express written consent; (iii) to the extent that any such information is in the public domain other than as a result of Executive's breach of any of his obligations hereunder; or (iv) where required to be disclosed by court order, subpoena or other government process. If Executive shall be required to make disclosure pursuant to the provisions of clause (iv) of the preceding sentence, Executive promptly, but in no event more than 72 hours after learning of such subpoena, court order, or other government process, shall notify, by personal delivery or by electronic means, confirmed by mail, the Company and, at the Company's expense, Executive shall: (a) take all reasonably necessary and lawful steps required by the Company to defend against the enforcement of such subpoena, court order or other government process, and (b) permit the Company to intervene and participate with counsel of its choice in any proceeding relating to the enforcement thereof.

               (E) Upon termination of his employment with the Company, Executive will promptly deliver to the Company all memoranda, notes, records, reports, manuals, drawings, blueprints and other documents (and all copies thereof) relating to the business of the Company and all property associated therewith, which he may then possess or have under his control; provided, however, that Executive shall be entitled to retain copies of such documents reasonably necessary to document his financial relationship (both past and future) with the Company.

               (F) During the period commencing on the date hereof and ending on the date Executive's employment hereunder is terminated (and, if Executive is terminated with "Cause" or Executive terminates this Agreement without "Good Reason," until the date which is one year after any such termination), Executive, without the prior written permission of the Company, shall not, anywhere in the world, (i) be employed by, or render any services to, any


                                        9




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person, firm or corporation engaged in any business which is directly or indirectly in competition with the Company ("Competitive Business"); (ii) engage in any Competitive Business for his or its own account; (iii) be associated with or interested in any Competitive Business as an individual, partner, shareholder, creditor, director, officer, principal, agent, employee, trustee, consultant, advisor or in any other relationship or capacity; (iv) employ or retain, or have or cause any other person or entity to employ or retain, any person who was employed or retained by the Company while Executive was employed by the Company; or (v) solicit, interfere with, or endeavor to entice away from the Company, for the benefit of a Competitive Business, any of its customers or other persons with whom the Company has a contractual relationship. Notwithstanding the foregoing, nothing in this Agreement shall preclude Executive from investing his personal assets in the securities of any corporation or other business entity which is engaged in a Competitive Business if such securities are traded on a national stock exchange or in the over-the-counter market and if such investment does not result in his beneficially owning, at any time, more than 4.9% of the publicly-traded equity securities of such Competitive Business.

               (G) If Executive commits a breach, or threatens to commit a breach, of any of the provisions of Sections 5.1(D) or 5.1(F), the Company shall have the right and remedy:

                    (i) to have the provisions of this Agreement specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed by Executive that the services being rendered hereunder to the Company are of a special, unique and extraordinary character and that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company; and

                    (ii) require Executive to account for and pay over to the Company all monetary damages suffered by the Company as the result of any transactions constituting a breach of any of the provisions of Sections 5.1(D) or 5.1(F), and Executive hereby agrees to account for and pay over such damages to the Company.

          5.2 Each of the rights and remedies enumerated in this Section 5 shall be independent of the other, and shall be severally enforceable, and such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or equity.

          5.3 In connection with any legal action or proceeding arising out of or relating to this Agreement, the prevailing party in such action or proceeding shall be entitled to be reimbursed by the other party for the reasonable attorneys' fees and costs incurred by the prevailing party.

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          5.4 If Executive shall violate any covenant contained in Section
5.1(F), the duration of such covenant so violated shall be automatically extended for a period of time equal to the period of such violation.

          5.5 If any provision of Sections 5.1(D) or 5.1(F) is held to be unenforceable because of the scope, duration or area of its applicability, the tribunal making such determination shall have the power to modify such scope, duration, or area, or all of them, and such provision or provisions shall then be applicable in such modified form.

          5.6 The provisions of this paragraph 5 shall survive the termination of this Agreement for any reason.

     6. MISCELLANEOUS PROVISIONS

          6.1 All notices provided for in this Agreement shall be in writing, and shall be deemed to have been duly given when (i) delivered personally to the party to receive the same, or (ii) when mailed first class postage prepaid, by certified mail, return receipt requested, addressed to the party to receive the same at his or its address set forth below, or such other address as the party to receive the same shall have specified by written notice given in the manner provided for in this Section 6.1:

                                    If to Executive:

                                    Mr. Melvyn Knigin
                                    400 17th Street
                                    Norwood, New Jersey 07648

                                    With a copy to:

                                    James W. Wimberly, Esq.
                                    Wimberly & Lawson, P.C.
                                    Lenox Towers
                                    Suite 400
                                    3400 Peachtree Road, N.E.
                                    Atlanta, Georgia 30326
                                    Fax No.: (404) 261-3707




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                                    If to the Company:

                                    Movie Star, Inc.
                                    136 Madison Avenue
                                    New York, New York 10016
                                    Attn:  Chairman of the Board

                                    With a copy to:

                                    Graubard Mollen & Miller
                                    600 Third Avenue
                                    New York, New York 10016
                                    Attn: Michael A. Salberg, Esq.
                                    Fax No.: (212) 818-8881

All notices shall be deemed to have been given as of the date of personal delivery or mailing thereof.

          6.2 This Agreement, the Stock Option Agreements and the amended Stock Option Agreements with respect to the Pre-existing Options executed simultaneously herewith set forth the entire agreement of the parties relating to the employment of Executive and are intended to supersede all prior negotiations, understandings and agreements. No provisions of this Agreement or the Stock Option Agreements may be waived or changed except by a writing by the party against whom such waiver or change is sought to be enforced. The failure of any party to require performance of any provision hereof or thereof shall in no manner affect the right at a later time to enforce such provision.

          6.3 All questions with respect to the construction of this Agreement, and the rights and obligations of the parties hereunder, shall be determined in accordance with the law of the State of New York applicable to agreements made and to be performed entirely in New York.

          6.4 This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company. This Agreement shall not be assignable by Executive, but shall inure to the benefit of and be binding upon Executive's heirs and legal representatives.

          6.5 Should any provision of this Agreement become legally unenforceable, no other provision of this Agreement shall be affected, and this



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Agreement shall continue as if the Agreement had been executed absent the unenforceable provision.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.
                                                /s/ Melvyn Knigin
                                            -----------------------------------
                                            MELVYN KNIGIN


                                            MOVIE STAR, INC.

                                                /s/ Mark M. David
                                            -----------------------------------
                                            By: Mark M. David
                                                Chairman of the Board
















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                       SCHEDULE A TO EMPLOYMENT AGREEMENT
                          DATED AS OF FEBRUARY 22, 2000
                                     BETWEEN
                          MOVIE STAR, INC. ("COMPANY")
                                       AND
                              MELVYN KNIGIN ("MK")

     Pursuant to the Company's Senior Executive Incentive Compensation Plan (the "Plan"), in each fiscal year during the initial term and any renewal term of the Employment Agreement MK shall be entitled to an award in an amount of not less than three percent (3%) of pretax income on pretax income from $1,200,000 to $3,200,000 and an additional award in an amount of not less than three and three quarters percent (3.75%) of pretax income in excess of $3,200,000.

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